Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-266417) of Benitec Biopharma Inc. of our report dated September 20, 2021, relating to the consolidated financial statements of Benitec Biopharma Inc., which appears in the Annual Report on Form 10-K for the year ended June 30, 2021 of Benitec Biopharma Inc.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Campbell, California

August 8, 2022